AMENDMENT NO. 16
TO AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT

Amendment No. 16, dated as of May [11], 2007 (this “Amendment”), among CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC (the “Buyer”), THE NEW YORK MORTGAGE COMPANY, LLC (“NYM Company”), NEW YORK MORTGAGE FUNDING, LLC (“NYM Funding” and together with NYM Company the “Sellers”) and NEW YORK MORTGAGE TRUST, INC (the “Guarantor”).

RECITALS

The Buyer, the Sellers and the Guarantor are parties to that certain Amended and Restated Master Repurchase Agreement, dated as of March 30, 2005, as amended by Amendment No. 1, dated as of April 29, 2005, Amendment No. 2, dated as of May 10, 2005, Amendment No. 3, dated as of July 18, 2005, Amendment No.4, dated as of August 5, 2005, Amendment No. 5, dated as of September 6, 2005, Amendment No. 6, dated as of November 14, 2005, Amendment No. 7, dated as of March 14, 2006, Amendment No. 8, dated as of March 24, 2006, Amendment No. 9, dated as of May 10, 2006, Amendment No. 10, dated as of August 4, 2006, Amendment No. 11, dated as of November 9, 2006, Amendment No. 12, dated as of November 9, 2006, Amendment No. 13, dated as of December 12, 2006, Amendment No. 14, dated as of January 24, 2007 and Amendment No. 15, dated as of March 23, 2007 (the “Existing Master Repurchase Agreement”; as amended by this Amendment, the “Master Repurchase Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Master Repurchase Agreement.

The Buyer the Sellers and the Guarantor have agreed, subject to the terms and conditions of this Amendment, that the Existing Master Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Repurchase Agreement. As a condition precedent to amending the Existing Master Repurchase Agreement, the Buyer has required the Guarantor to ratify and affirm the Guaranty on the date hereof.

Accordingly, the Buyer the Sellers and the Guarantor hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Master Repurchase Agreement is hereby amended as follows:

SECTION 1. Waiver. For purposes of this Amendment, this Section 1 will be effective only for the period from and including January 1, 2007 through and including March 31, 2007 (the “Waiver Period”).

1.1 Profitability Waiver. Section 14(e) of the Existing Repurchase Agreement is hereby amended by deleting it in its entirety and replacing it with the following language, which amendment shall be effective solely during the Waiver Period:

“(e) Maintenance of Profitability. Parent Guarantor shall not permit on a consolidated basis, for any Test Period, Net Income for such Test Period, before income taxes for such Test Period and distributions made during such Test Period, to be a loss greater than $4,800,000.”

1.2 ATNW Waiver. Section 14(a) of the Existing Repurchase Agreement is hereby amended by deleting it in its entirety, which amendment shall be effective solely during the Waiver Period.

SECTION 2. Conditions Precedent.  Section 1 of this Amendment shall become effective as of the dates of the Waiver Period (the “Amendment Effective Date”), subject to the satisfaction of the following conditions precedent:

2.1  Delivered Documents.  On the Amendment Effective Date, the Buyer shall have received the following documents, each of which shall be satisfactory to the Buyer in form and substance:

(1) this Amendment, executed and delivered by duly authorized officers of the Buyer, the Sellers and the Guarantor; and

(2) such other documents as the Buyer or counsel to the Buyer may reasonably request.

2.2  Payment of Attorneys’ Fees. On the Amendment Effective Date, the Sellers shall have paid attorneys’ fees to Buyer or its counsel either by payment or by authorized debit in connection with this Amendment in an amount equal to $2,200.

SECTION 3. Limited Effect.  Except as expressly amended and modified by this Amendment, the Existing Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms. Section 1 of this Amendment shall expire upon the expiration of the Waiver Period, at which time the terms of the Existing Repurchase Agreement shall revert to that set forth in the Existing Repurchase Agreement. Other than as expressly set forth herein, the execution of this Amendment by the Buyer shall not operate as a waiver of any of its rights, powers or privileges under the Repurchase Agreement or any other Program Agreement, including without limitation, any rights, powers or privileges relating to other existing or future breaches of, or Defaults or Events of Default under, the Repurchase Agreement or any other Program Agreement (whether the same or of a similar nature as the breaches identified herein or otherwise) except as expressly set forth herein.

SECTION 4. Counterparts.  This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

SECTION 5. Reaffirmation of Guaranty. The Guarantor hereby ratifies and affirms all of the terms, covenants, conditions and obligations of the Guaranty and acknowledges and agrees that such Guaranty shall apply to all of the Obligations under the Master Repurchase Agreement, as it may be amended, modified and in effect, from time to time.

SECTION 6. GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CHOICE OF LAW PROVISIONS THEREOF.

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

Buyer:	CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC, as Buyer

	By:	/s/ A. Adam Loskove
Name: A. Adam Loskove
Title: Vice President

NYM Company:	THE NEW YORK MORTGAGE COMPANY, LLC, as Seller

	By:	/s/ David A. Akre
Name: David A. Akre
Title: CEO

NYM Funding:	NEW YORK MORTGAGE FUNDING, LLC, as Seller

	By:	/s/ David A. Akre
Name: David A. Akre
Title: CEO

Guarantor	NEW YORK MORTGAGE TRUST, INC, as Seller

	By:	/s/ David A. Akre
Name: David A. Akre
Title: Co-CEO